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                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


      This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of September 14, 2000 (this "First Amendment"), is entered into by and between PETCO Animal Supplies, Inc., a Delaware corporation (the "Company"), and BD Recapitalization Corp., a Delaware corporation ("MergerSub").

                            R E C I T A L S

      WHEREAS, the Company and MergerSub entered into that certain Agreement and Plan of Merger, dated as of May 17, 2000 (the "Merger Agreement");

      WHEREAS, the Company and MergerSub wish to amend the Merger Agreement to reduce the Termination Fee (as defined in Section 10.2 of the Merger Agreement); and

      WHEREAS, the Special Committee (as defined in the Merger Agreement), the Board of Directors of the Company and the sole stockholder of MergerSub have each approved and adopted this First Amendment and have approved the transactions contemplated hereby;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. SECTION 10.2(a). Section 10.2(a) of the Merger Agreement is amended to reduce the Termination Fee (as defined in the Merger Agreement) from $11 million to $5 million.

      2.   RELATIONSHIP TO MERGER AGREEMENT. Consistent and in accordance with
Section 11.3 of the Merger Agreement, the parties hereto acknowledge that, other than as expressly provided in this First Amendment, this First Amendment shall have no effect on the rights, obligations, duties (fiduciary or otherwise) or remedies available or

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due under the Merger Agreement or applicable law, whether legal, equitable or otherwise.

      3. GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

      4. COUNTERPARTS. This First Amendment may be executed in one or more counterparts which, when taken together, shall constitute one and the same instrument.






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      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.



                                   PETCO ANIMAL SUPPLIES, INC.


                                   By:  /s/ JAMES M. MYERS
                                       -------------------------------
                                       Name:  James M. Myers
                                       Title: Senior Vice President
                                              and Chief Financial
                                              Officer

                                   BD RECAPITALIZATION CORP.


                                   By:  /s/ JOHN G. DANHAKL
                                       -------------------------------
                                       Name:  John G. Danhakl
                                       Title: President





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